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            PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA

                                     RIDER

                            INCREASING DEATH BENEFIT

INSURED                          POLICY NUMBER
                                 RIDER ISSUE DATE
GENERAL               This rider is part of the policy to which it is attached.
PROVISIONS            It is subject to all of the provisions of the policy that
                      are not inconsistent with it. The policy to which this rider is attached is changed as follows:

GUARANTEED            THE DEATH BENEFIT FOR THIS POLICY WILL NOT BE LESS THAN
MINIMUM               THE FACE AMOUNT OF THE POLICY (SHOWN ON THE FACE PAGE OF
DEATH BENEFIT         THE POLICY AND IN THE POLICY DATA) PLUS THE SUM OF ALL
                      UNSCHEDULED PREMIUMS RECEIVED AS OF THE DATE OF DEATH.

DEATH BENEFIT         The Death Benefit is the greatest of:

                         1. The Face Amount of the policy plus the sum of all unscheduled premiums received as of the date of death;

                         2. The Face Amount of the policy plus the excess of the Cash Value on the date of death over the applicable Special Premium Payment Single Premium; or

                         3. The Cash Value on the date of death times the Death Benefit Factor shown in the Policy Data for the Insured's Attained Age on the date of death.

MINIMUM               The monthly deduction for the Minimum Death Benefit
DEATH BENEFIT         Guarantee Charge will be based on the Face Amount plus the
GUARANTEE             sum of all unscheduled premiums received as of the Policy
CHARGE                Processing Day on which such charge is deducted from the
                      Cash Value. The Minimum Death Benefit Guarantee Charge is
                      $0.01 per $1000 of Guaranteed Minimum Death Benefit.

SPECIAL PREMIUM       We have filed with the insurance supervisory official of
PAYMENT               the state in which this policy is delivered the method of
SINGLE PREMIUM        calculating the Special Premium Payment Single Premium and
AND                   the Withdrawal Single Premium when the Increasing Death
WITHDRAWAL            Benefit Rider applies. These calculations assume a Death
SINGLE PREMIUM        Benefit equal to the Face Amount of this policy plus the
                      sum of all unscheduled premium payments.



Attached by PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA on the Rider Issue Date shown above.

                                                      /s/ Robert W. Kloss

                                                               President and
                                                     Chief Operating Officer